UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2018

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

At Liberty Broadband Corporation’s (the “Company”) annual meeting of stockholders held on May 24, 2018 (the “Annual Meeting”), the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect J. David Wargo to continue serving as a Class I member of the Company’s board of directors until the 2021 annual meeting of stockholders or his earlier resignation or removal; (2) a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018 (the “auditors ratification proposal”); and (3) a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the definitive proxy statement relating to the Annual Meeting under the heading “Executive Compensation” (the “say-on-pay proposal”). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below.

1. Election of the following Nominees to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. David Wargo	36,852,965	8,087,553	2,111,252

Accordingly, the foregoing nominee was re-elected to the Company’s board of directors.

2. The Auditors Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,029,770	9,533	12,467	—

Accordingly, the auditors ratification proposal was approved.

3. The Say-On-Pay Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,190,904	9,675,459	74,155	2,111,252

Accordingly, the say-on-pay proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2018

LIBERTY BROADBAND CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President